[FORM OF]

PROMISSORY NOTE

U.S. $ _______

Dated: _____ __, 2012

FOR VALUE RECEIVED, the undersigned, Li 3 Energy Inc. (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________________, a ___________ _____________________ (the "Lender") the principal sum of U.S. $ ________.__ on _____ __, 2012. The Lender shall not transfer this Note and shall maintain it deposited under his custody. Notwithstanding the foregoing, the Lender may grant to any one or more individuals or financial institutions, participation or participations in all or any part of the Lender's rights and benefits hereunder.

The Borrower promises to pay interest on the unpaid principal amount of the loan evidenced hereby at a rate equal to Fifteen percent (15%) per annum (actual/360) from the date hereof until such principal amount is paid in full. Any amount of principal hereof which is not paid when due, whether at maturity, by accelerations or otherwise, shall bear interest from the due date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal to Two (2.00%) percent above the rate stated in the previous sentence.

Both principal and interest are payable in lawful money of the United States of America to the Lender, in immediately available funds.

This Note shall be governed by the laws of the State of New York.

IN WITNESS whereof, the undersigned has caused this Note to be duly executed as of __/__/__

Li 3 Energy, Inc

Name:	Name:

Title:	Title: